November 2011

                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                           Registration Statement No. 333-162195
                                                          Dated November 2, 2011

Deutsche Bank Commodity Indices

November 2011

Contents

Section

1. Optimum Yield Indices
   - DB Commodity Booster - DJUBS ERAC Index
   - DB Commodity Booster DJUBS - TV14 ERAC Index
   - DB Commodity Booster - Benchmark Index
2. Mean Reversion Indices
   - DBLCI - MR Index
   - DBLCI - Mean Reversion Enhanced ERAC Index
   - DB MR Enhanced 15 Index
   - DBLCI - MR+ Index
3. Market Neutral Indices
   - DB Commodity Harvest ERAC Index
   - DB Commodity Harvest – 10 ERAC Index
4. Long-Short Indices
   - DBLCI Commodity Momentum Index
5. DB Commodity Allocator Index
6. DB Commodity Risk Parity 18 Index
7. DB Commodity Apex 14 ERAC Index

Appendix

1 Appendix

Deutsche Bank

2

Executive Summary

The Evolution of Commodity Markets

[]   Commodities are an asset class in their own right and exhibit unique characteristics such as historically low correlation with traditional asset classes and a positive correlation with inflation

[]   An investment in a commodity index is a simple way for investors to gain exposure to the asset class while insulating them from the mechanics of rolling futures and posting collateral. This transparent, rule-based roll mechanism eliminates human intervention

[]   Deutsche Bank is one of the largest providers of non-benchmark commodity indices with a comprehensive suite of commodity index products aimed at enhancing beta returns and extracting market neutral alpha returns in the commodity space

[]   As the commodity market has evolved, Deutsche Bank has created new indices that may benefit from the special features of the asset class

                                                                               3

DB Commodity — Family of Indices

Introduction

- The Deutsche Bank suite of Commodity indices seeks to enhance returns by altering traditional commodity index construction rules related to: Relative value asset allocation (Mean Reversion); Market momentum filter (Momentum); Futures Rolling Methodology (Optimized Yield); Controlled Risk (Target Volatility) and Risk Parity

DB Commodity Indices	Mean Reversion	Momentum	Optimized Yield	Risk Parity	Target Volatility
DB Commodity Booster – DJUBS ERAC			✓		
DB Commodity Booster DJUBS – TV14 ERAC			✓		✓
DB Commodity Booster – Benchmark			✓		
DBLCI-MR	✓				
DBLCI-MR+	✓	✓			
DBLCI – Mean Reversion Enhanced ERAC	✓		✓		
DB MR Enhanced 15	✓		✓		✓
DB Commodity Harvest ERAC			✓		
DB Commodity Harvest – 10 ERAC			✓		✓
DBLCI Commodity Momentum Index		✓			
DB Commodity Allocator	✓	✓	✓		
DB Commodity Risk Parity 18 Index	✓	✓	✓	✓	✓
DB Commodity Apex 14 ERAC Index	✓	✓	✓	✓	✓

Deutsche Bank

4

Optimum Yield Indices

Section 1

DB Commodity Booster -- DJUBS ERAC

Index Summary

[]   Composition of DB Commodity Booster DJUBS ERAC Index: The DB Commodity
     Booster -- DJUBS ERAC Index has the same base weights as the DJUBS Index.
     Weights are rebalanced annually.

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Embedded Cost: 0.70% per annum

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBDEN)

Note:
1 ERAC: Excess Return After Cost

                                                                               6

DB Commodity Booster -- DJUBS ERAC

Index Construction
[GRAPHIC OMITTED]

Note:

1    Weights shown are: Current Weight (Base Weight) . Current weights are as of
     31 October 2011

2    ERAC: Excess Return After Cost

                                                                               7

DB Commodity Booster -- DJUBS ERAC

Performance Analysis

Index Returns 1
[GRAPHIC OMITTED]

Index Sector Exposure (1)
------------------------- ---------------------
Sector                    Current Weight (%)
Energy                                    31.42
Precious Metal                            17.89
Industrial Metal                          15.54
Agriculture                               35.15
------------------------- ---------------------

Performance Analysis (1)
--------------------------------------------- -------------- --------------
                             DB Commodity
January 2001 -- October 2011 Booster -- DJUBS DJUBS          S and P-GSCI
                             ERAC
---------------------------- ---------------- -------------- --------------
Annualized Returns           8.4%             2.5%           -0.5%
Volatility                   16.8%            18.4%          25.9%
Sharpe Ratio(2)              0.50             0.13           -0.02
Maximum Drawdown             -54.3%           -57.1%         -71.6%
  Start Date                 Jul-08           Jul-08         Jul-08
  End Date                   Mar-09           Mar-09         Feb-09
Max Monthly Consecutive Loss -51.7%           -54.5%         -67.8%
  Start Date                 Jul-08           Jul-08         Jul-08
  End Date                   Feb-09           Feb-09         Feb-09
Max/Min Returns
  Rolling 12 Months          46% / -48.8%     39.9% / -52.7% 74.8% / -64.8%
  Rolling 3 Months           24.2% / -38.5%   24.7% / -39.7% 34.4% / -53.4%
Average Monthly Returns      0.8%             0.3%           0.2%
% Months with Gains          63.1%            56.2%          56.9%
Correlation
  DJUBS                      0.97             1.00           0.91
  S and P-GSCI               0.88             0.91           1.00
---------------------------- ---------------- -------------- --------------

Year on Year Performance Comparison (1)
-------------------------------------------------------------------------- --------
                           Annual Returns for Excess Return / ERAC Indices
-------------------------------------------------------------------------- --------
                  DB Commodity Booster -- DJUBS
----------------- ----------------------------- -------------------------- --------
Calendar Year                           ERAC     DJUBS                 S and P-GSCI
2001                                 -17.64%   -22.32%                     -34.31%
2002                                  22.35%    23.86%                      29.92%
2003                                  26.88%    22.66%                      19.48%
2004                                  22.26%     7.64%                      15.65%
2005                                  29.73%    17.54%                      21.61%
2006                                  11.79%    -2.71%                     -19.07%
2007                                  15.87%    11.08%                      26.81%
2008                                 -30.94%   -36.61%                     -47.29%
2009                                  18.97%    18.72%                      13.30%
2010                                  16.13%    16.67%                       8.88%
2011 YTD                              -4.76%    -7.95%                      -0.51%
Annualized Return                      8.35%     2.48%                      -0.45%
----------------- ----------------------------- -------------------------- --------

Notes:

1    Source: Bloomberg. DB Commodity Booster -- DJUBS ERAC has been retrospectively calculated and did not exist prior to 12 October 2010.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster -- DJUBS ERAC Index would have been lower than the Index as a result of fees and / or costs

2    Sharpe Ratio = annualized return / volatility. ERAC = Excess Return After
     Cost

3    Data is as of 31 October 2011. Statistics shown are either for excess return indices or ERAC indices.

                                                                               8

DB Commodity Booster DJUBS -- TV14 ERAC

Index Summary

[]   Composition: Same base weights as the DJUBS Index

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Target Volatility: Varies its exposure to the DB Commodity Booster -- DJUBS
     ERAC Index with a view to target a volatility of 14%. Exposure is capped at
     500%.

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBTVN)

                                                                               9

DB Commodity Booster DJUBS -- TV14 ERAC

Index Construction

[GRAPHIC OMITTED]

Note:

1    Weights shown are: Current Weight (Base Weight) . Current weights are as of
     31 October 2011

2    ERAC: Excess Return After Cost

                                                                              10

DB Commodity Booster DJUBS -- TV14 ERAC

Performance Analysis

Index Returns 1
[GRAPHIC OMITTED]

Index Exposure (1)
-------------------------------- ---------------------
Current Exposure to DB Commodity
Booster -- DJUBS ERAC                         67.63%
-------------------------------- ---------------------
Underlying Sector                    Current Weight (%)
Energy                                           31.42
Precious Metal                                   17.89
Industrial Metal                                 15.54
Agriculture                                      35.15
-------------------------------- ---------------------

Performance Analysis (1)
----------------------------------------------------- ---------------- --------------
                                DB Commodity          DB Commodity
January 2001 -- October 2011    Booster DJUBS - TV 14 Booster -- DJUBS DJUBS
------------------------------- --------------------- ---------------- --------------
                                ERAC                  ERAC
Annualized Returns              11.2%                 8.4%             2.5%
Volatility                      14.7%                 16.8%            18.4%
Sharpe Ratio                    0.76                  0.50             0.13
Maximum Drawdown                -35.3%                -54.3%           -57.1%
  Start Date                    Jul-08                Jul-08           Jul-08
  End Date                      Mar-09                Mar-09           Mar-09
Max Monthly Consecutive Loss    -33.2%                -51.7%           -54.5%
  Start Date                    Jul-08                Jul-08           Jul-08
  End Date                      Feb-09                Feb-09           Feb-09
Max/Min Returns
  Rolling 12 Months             58.5% / -31.6%        46% / -48.8%     39.9% / -52.7%
  Rolling 3 Months              27.5% / -23.6%        24.2% / -38.5%   24.7% / -39.7%
Average Monthly Returns         1.0%                  0.8%             0.3%
% Months with Gains             63.1%                 63.1%            56.2%
Correlation
  DB Commodity Booster -- DJUBS
ERAC                            0.94                  1.00             0.97
  DJUBS                         0.92                  0.97             1.00
------------------------------- --------------------- ---------------- --------------

Year on Year Performance Comparison (1)
----------------- -------------------- ------------------------------------ -------
                            Annual Returns for Excess Return / ERAC Indices
----------------- -------------------- ------------------------------------ -------
                  DB Commodity Booster DB Commodity Booster
----------------- -------------------- ------------------------------------ -------
Calendar Year       DJUBS - TV 14 ERAC       -- DJUBS ERAC                   DJUBS
2001                         -21.99%              -17.64%                  -22.32%
2002                          28.73%               22.35%                   23.86%
2003                          45.66%               26.88%                   22.66%
2004                          26.18%               22.26%                    7.64%
2005                          29.49%               29.73%                   17.54%
2006                          10.23%               11.79%                   -2.71%
2007                          15.91%               15.87%                   11.08%
2008                         -16.19%              -30.94%                  -36.61%
2009                          12.73%               18.97%                   18.72%
2010                          15.63%               16.13%                   16.67%
2011 YTD                      -5.49%               -4.76%                   -7.95%
Annualized Return             11.17%                8.35%                    2.48%
----------------- -------------------- ------------------------------------ -------

Notes:

1    Source: Bloomberg. DB Commodity Booster -- DJUBS ERAC and DB Commodity
     Booster DJUBS -- TV14 ERAC have been retrospectively calculated and did not exist prior to 12 October 2010. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster
     DJUBS -- TV14 ERAC Index would have been lower than the Index as a result of fees and / or costs

2    Data is as of 31 October 2011. Statistics shown are for excess return indices or ERAC Indices. Current weights shown are for DB Commodity Booster
     -- DJUBS ERAC Index

                                                                              11

DB Commodity Booster -- Benchmark

Index Summary

[]   Composition: Same base weights as the S and P GSCI Index

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBSEU)

                                                                              12

DB Commodity Booster -- Benchmark

Index Construction

[GRAPHIC OMITTED]

Note:

1    Weights shown are: Current Weight (Base Weight) . Current weights are as of
     31 October 2011

                                                                              13

DB Commodity Booster -- Benchmark

Performance Analysis

Index Returns 1
[GRAPHIC OMITTED]

Index Sector Exposure (1)
------------------------- ----------------------
Sector                         Current Weight (%)
Energy                                     67.35
Precious Metal                              4.04
Industrial Metal                            7.24
Agriculture and Livestock                   21.4
------------------------- ----------------------

Performance Analysis (1)
------------------------------------------------- -------------- --------------
                             DB Commodity
January 2001 -- October 2011                      DJUBS          S and P-GSCI
                             Booster -- Benchmark
---------------------------- -------------------- -------------- --------------
Annualized Returns           9.4%                 2.5%           -0.5%
Volatility                   22.4%                18.4%          25.9%
Sharpe Ratio                 0.42                 0.13           -0.02
Maximum Drawdown             -64.6%               -57.1%         -71.6%
  Start Date                 Jul-08               Jul-08         Jul-08
  End Date                   Feb-09               Mar-09         Feb-09
Max Monthly Consecutive Loss -60.7%               -54.5%         -67.8%
  Start Date                 Jul-08               Jul-08         Jul-08
  End Date                   Feb-09               Feb-09         Feb-09
Max / Min Returns
  Rolling 12 Months          76.3% / -56.7%       39.9% / -52.7% 74.8% / -64.8%
  Rolling 3 Months           33.4% / -47.4%       24.7% / -39.7% 34.4% / -53.4%
Average Monthly Returns      0.9%                 0.3%           0.2%
% Months with Gains          59.2%                56.2%          56.9%
Correlation
  DJUBS                      0.89                 1.00           0.91
  S and P-GSCI               0.97                 0.91           1.00
---------------------------- -------------------- -------------- --------------

Year on Year Performance Comparison (1)
----------------- -------------------- ---------------------- --------
                     Annual Returns for Excess Return Indices
----------------- -------------------- ---------------------- --------
                       DB Commodity
----------------- -------------------- ---------------------- --------
Calendar Year     Booster -- Benchmark  DJUBS             S and P-GSCI
2001                        -17.43%   -22.32%                 -34.31%
2002                         25.99%    23.86%                  29.92%
2003                         27.09%    22.66%                  19.48%
2004                         38.49%     7.64%                  15.65%
2005                         41.80%    17.54%                  21.61%
2006                         -2.31%    -2.71%                 -19.07%
2007                         25.49%    11.08%                  26.81%
2008                        -36.65%   -36.61%                 -47.29%
2009                         20.31%    18.72%                  13.30%
2010                          9.69%    16.67%                   8.88%
2011 YTD                     -0.20%    -7.95%                  -0.51%
Annualized Return             9.42%     2.48%                  -0.45%
----------------- -------------------- ---------------------- --------

Notes:

1    Source: Bloomberg. DB Commodity Booster -- Benchmark has been retrospectively calculated and did not exist prior to 15 December 2007.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster -- Benchmark Index would have been lower than the Index as a result of fees and / or costs

2    Data is as of 31 October 2011. Statistics shown are for excess return indices.

                                                                              14

Mean Reversion Indices

Section 2

DBLCI -MR

Index Summary

[]   Components: Tracks the performance of a basket of 6 commodity futures:
     Aluminum, WTI Crude Oil, Heating Oil, Gold, Corn, and Wheat

[]   Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture. The commodity weight is determined formulaically based on the ratio between a one-year and five-year moving average price

[]   Rebalancing: A rebalancing will occur whenever one of the commodities undergoes a "trigger event." A trigger event occurs when the one-year moving average price of the commodity trades +/-- 5% than the five-year moving average

[]   Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMMCL)

                                                                              16

DBLCI -MR

Index Construction
[GRAPHIC OMITTED]

Source: Deutsche Bank, 2011 Notes:

1    Base Weights of DBLCI-MR Index

2    Current Weights as of 31 October 2011

                                                                              17

DBLCI -MR
Performance Analysis

Index Returns 1
[GRAPHIC OMITTED]

Historical Weighting 1
[GRAPHIC OMITTED]

Performance Analysis (1)
------------------------------------------- -------------- --------------
January 2001 -- October 2011 DBLCI-MR       DBLCI          DJUBS
---------------------------- -------------- -------------- --------------
Annualized Returns           10.5%          6.0%           2.5%
Volatility                   20.9%          23.7%          18.4%
Sharpe Ratio                 0.50           0.25           0.13
Maximum Drawdown             -62.8%         -65.2%         -57.1%
  Start Date                 Jul-08         Jul-08         Jul-08
  End Date                   Feb-09         Feb-09         Mar-09
Max Monthly Consecutive Loss -59.0%         -61.9%         -54.5%
  Start Date                 Jul-08         Jul-08         Jul-08
  End Date                   Feb-09         Feb-09         Feb-09
Max / Min Returns
  Rolling 12 Months          84% / -56.3%   83.1% / -60.7% 39.9% / -52.7%
  Rolling 3 Months           33.3% / -43.1% 28.8% / -47.4% 24.7% / -39.7%
Average Monthly Returns      1.0%           0.7%           0.3%
% Months with Gains          59.2%          56.9%          56.2%
Correlation
  DBLCI                      0.89           1.00           0.89
  DJUBS                      0.84           0.89           1.00
---------------------------- -------------- -------------- --------------

Year on Year Performance Comparison (1)
---------------------------------------------------------- -------
                  Annual Returns for Excess Return Indices
---------------------------------------------------------- -------
Calendar Year     DBLCI-MR  DBLCI                           DJUBS
2001               -16.35% -22.61%                         -22.32%
2002                27.73%  32.14%                          23.86%
2003                21.21%  22.42%                          22.66%
2004                25.85%  26.11%                           7.64%
2005                 2.96%  13.89%                          17.54%
2006                39.22%   3.06%                          -2.71%
2007                42.49%  34.67%                          11.08%
2008               -35.43% -39.60%                         -36.61%
2009                22.29%  10.17%                          18.72%
2010                13.62%  12.33%                          16.67%
2011 YTD            -1.35%   0.40%                          -7.95%
Annualized Return   10.48%   5.96%                           2.48%
----------------- -------- ------------------------------- -------

Notes:

1    Source: Bloomberg. DBLCI-MR has been retrospectively calculated and did not exist prior to 28 February 2003. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR Index would have been lower than the Index as a result of fees and / or costs

2    Data is as of 31 October 2011. Statistics shown are for excess return indices.

                                                                              18

DBLCI -- Mean Reversion Enhanced ERAC

Index Summary

[]   Components: Tracks the performance of a basket of 12 commodity futures:
     Aluminium, Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold,
     Silver, Corn, Wheat and Soybeans.

[]   Dynamic Weights and Diversification: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base
     Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap in order to avoid concentration and ensure adequate diversification

[]   Optimizing Roll Returns: Deutsche Bank's proprietary Optimum Yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]   Embedded Cost: 1.10% per annum

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMREN)

Note:

1    ERAC: Excess Return After Cost

                                                                              19

DBLCI -- Mean Reversion Enhanced ERAC

Index Construction
[GRAPHIC OMITTED]

Source: Deutsche Bank, 2011 Notes:

1    Base Weights of DBLCI-MR Enhanced ERAC Index. Current Weights as of 31
     October 2011

2    ERAC: Excess Return After Cost

                                                                              20

DBLCI -- Mean Reversion Enhanced ERAC

Performance Analysis

Index Returns (1)              Historical Weighting (1)
[GRAPHIC OMITTED]              [GRAPHIC OMITTED]

Performance Analysis (1)
------------------------------------------- -------------- --------------
                             DBLCI Mean
January 2001 -- October 2011 Reversion Enhanced DBLCI-MR   DJUBS
---------------------------- ----------------------------- --------------
                             ERAC
Annualized Returns           8.6%           10.5%          2.5%
Volatility                   18.7%          20.9%          18.4%
Sharpe Ratio                 0.46           0.50           0.13
Maximum Drawdown             -56.2%         -62.8%         -57.1%
 Start Date                  Jul-08         Jul-08         Jul-08
 End Date                    Mar-09         Feb-09         Mar-09
Max Monthly Consecutive Loss -54.1%         -59.0%         -54.5%
 Start Date                  Jul-08         Jul-08         Jul-08
 End Date                    Feb-09         Feb-09         Feb-09
Max/Min Returns
 Rolling 12 Months           69.3% / -47.1% 84% / -56.3%   39.9% / -52.7%
 Rolling 3 Months            35.7% / -37.9% 33.3% / -43.1% 24.7% / -39.7%
Average Monthly Returns      0.8%           1.0%           0.3%
% Months with Gains          57.7%          59.2%          56.2%
Correlation
 DBLCI -- MR                 0.87           1.00           0.84
 DJUBS                       0.85           0.84           1.00
---------------------------- -------------- -------------- --------------

Year on Year Performance Comparison (1)
----------------- ------------------ ----------------------------------- -------
                         Annual Returns for Excess Return / ERAC Indices
----------------- ------------------ ----------------------------------- -------
                        DBLCI Mean
                  Reversion Enhanced
Calendar Year                 ERAC   DBLCI-MR                             DJUBS
2001                       -13.38%    -16.35%                           -22.32%
2002                        14.25%     27.73%                            23.86%
2003                        31.72%     21.21%                            22.66%
2004                        21.81%     25.85%                             7.64%
2005                         9.22%      2.96%                            17.54%
2006                        27.12%     39.22%                            -2.71%
2007                        25.28%     42.49%                            11.08%
2008                       -27.10%    -35.43%                           -36.61%
2009                        36.02%     22.29%                            18.72%
2010                         4.14%     13.62%                            16.67%
2011 YTD                   -14.22%     -1.35%                            -7.95%
Annualized Return            8.60%     10.48%                             2.48%
----------------- ------------------ ----------------------------------- -------

Notes:

1    Source: Bloomberg. DBLCI -- Mean Reversion Enhanced ERAC and DBLCI-MR have been retrospectively calculated and did not exist prior to 26 October 2009 and 28 February 2003 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future.
     The performance of any investment product based on the DBLCI --Mean
     Reversion Enhanced ERAC Index would have been lower than the Index as a result of fees and / or costs

2    Data is as of 31 October 2011. Statistics shown are for excess return /
     ERAC indices.

                                                                              21

DB MR Enhanced 15

Index Summary

[]   Components: Tracks the performance of 12 commodity futures: Aluminum,
     Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold, Silver, Corn,
     Wheat and Soybeans

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Dynamic Weights and Diversification: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base
     Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap 1 in order to avoid concentration problem and ensure adequate diversification

[]   Target Volatility: Exposure to the DBLCI Mean Reversion Enhanced is reset monthly in order to target a realized volatility of 15%. Exposure is capped at 300%.

[]   Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]   Transparency: The DB MR Enhanced 15 is a rule-based index with the closing level and weights published daily on Bloomberg (DBLCMTEU)

                                                                              22

DB MR Enhanced 15

Index Construction

[GRAPHIC OMITTED]

Note:

1    Base Weights of DBLCI -- Mean Reversion Enhanced Index

2    Current Weights of DBLCI-Mean Reversion Enhanced Index as of 31 October
     2011

                                                                              23

DB MR Enhanced 15

Performance Analysis

Index Returns (1)                       Historical Exposure (1)
[GRAPHIC OMITTED]                       [GRAPHIC OMITTED]

Performance Analysis (1)
---------------------------------------------- ------------------ --------------
                                               DBLCI -- Mean
January 2001 -- October 2011 DB MR Enhanced 15                    DJUBS
                                               Reversion Enhanced
---------------------------- ----------------- ------------------ --------------
Annualized Returns           12.4%             9.8%               2.5%
Volatility                   15.8%             18.7%              18.4%
Sharpe Ratio                 0.79              0.52               0.13
Maximum Drawdown             -35.0%            -55.9%             -57.1%
 Start Date                  Jul-08            Jul-08             Jul-08
 End Date                    Mar-09            Mar-09             Mar-09
Max Monthly Consecutive Loss -33.5%            -53.8%             -54.5%
 Start Date                  Jul-08            Jul-08             Jul-08
 End Date                    Feb-09            Feb-09             Feb-09
Max/Min Returns
 Rolling 12 Months           79% / -28.4%      71.2% / -46.5%     39.9% / -52.7%
 Rolling 3 Months            25% / -22.2%      36% / -37.4%       24.7% / -39.7%
Average Monthly Returns      1.1%              0.9%               0.3%
% Months with Gains          57.7%             57.7%              56.2%
Correlation
 DBLCI-MR                    0.90              1.00               0.84
 DJUBS                       0.80              0.84               1.00
---------------------------- ----------------- ------------------ --------------

Year on Year Performance Comparison (1)
----------------- ----------- ---------------------------------- -------
                        Annual Returns for Excess Return Indices
----------------- ----------- ---------------------------------- -------
                      DB MR        DBLCI -- Mean
----------------- ----------- ---------------------------------- -------
Calendar Year     Enhanced 15 Reversion Enhanced                  DJUBS
2001                 -21.83%           -12.41%                  -22.32%
2002                  25.61%            15.52%                   23.86%
2003                  53.97%            33.19%                   22.66%
2004                  25.18%            23.16%                    7.64%
2005                  15.77%            10.43%                   17.54%
2006                  30.96%            28.54%                   -2.71%
2007                  24.84%            26.67%                   11.08%
2008                 -11.82%           -26.29%                  -36.61%
2009                  18.57%            37.53%                   18.72%
2010                   5.99%             5.29%                   16.67%
2011 YTD             -10.27%           -13.42%                   -7.95%
Annualized Return     12.43%             9.81%                    2.48%
----------------- ----------- ---------------------------------- -------

Note:

1    Source: Bloomberg. DBLCI -- Mean Reversion Enhanced and DB MR Enhanced 15
     have been retrospectively calculated and did not exist prior to 25 July
     2008 and 28 September 2009 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB MR
     Enhanced 15 Index would have been lower than the Index as a result of fees and / or costs.

2    Data is as of 31 October 2011. Statistics shown are for excess return indices.

                                                                              24

DBLCI MR+

Index Summary

[]   Components: Tracks the performance of 6 commodity futures: Aluminum, WTI
     Crude Oil, Heating Oil, Gold, Corn and Wheat

[]   Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture

[]   Dynamic Allocation: The "Plus" strategy aims to preserve excess returns generated by the DBLCI-MR by adjusting its exposure monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to DBLCI-MR is based on the number of periods with positive returns

[]   Rebalancing: A rebalancing in the underlying index (DBLCI -MR) will occur whenever one of the commodities undergoes a "trigger event." A trigger event occurs when the one-year moving average price of the commodity trades
     +/-- 5% than the five-year moving average

[]   Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[]   Transparency: Rule-based index with the closing level, weights and exposure published daily on Bloomberg (DBLCMPUE)

                                                                              25

DBLCI MR+

Index Construction
[GRAPHIC OMITTED]

 DBLCI-MR Returns(3)
--------------------
1 Month  -5.8%
-------- -----------
2 Month  -1.8%
-------- -----------
3 Month  -8.8%
-------- -----------
4 Month  -15.0%
-------- -----------
5 Month  -14.4%
-------- -----------
6 Month  -20.1%
-------- -----------
7 Month  -14.8%
-------- -----------
8 Month  -8.5%
-------- -----------
9 Month  -5.0%
-------- -----------
10 Month -2.7%
-------- -----------
11 Month -2.9%
-------- -----------
12 Month 1.0%
-------- -----------

Note:

1    Base Weights of DBLCI-MR Index

2    Current Weights of DBLCI-MR Index as of 31 October 2011

3    Returns are calculated as of 6(th) business day of each month, from October
     2010 to October 2011.

                                                                              26

DBLCI MR+

Performance Analysis

Index Returns (1)                   Historical Weighting 1
[GRAPHIC OMITTED]                   [GRAPHIC OMITTED]

Performance Analysis (1)
------------------------------------------- -------------- --------------
January 2001 -- October 2011 DBLCI MR+      DBLCI-MR       DJUBS
---------------------------- -------------- -------------- --------------
Annualized Returns           10.1%          10.5%          2.5%
Volatility                   15.4%          20.9%          18.4%
Sharpe Ratio                 0.66           0.50           0.13
Maximum Drawdown             -33.8%         -62.8%         -57.1%
  Start Date                 Jul-08         Jul-08         Jul-08
  End Date                   Jun-10         Feb-09         Mar-09
Max Monthly Consecutive Loss -27.1%         -59.0%         -54.5%
  Start Date                 Jul-08         Jul-08         Jul-08
  End Date                   Nov-08         Feb-09         Feb-09
Max/Min Returns
  Rolling 12 Months          81.8% / -31.4% 84% / -56.3%   39.9% / -52.7%
  Rolling 3 Months           28.4% / -26.7% 33.3% / -43.1% 24.7% / -39.7%
Average Monthly Returns      0.9%           1.0%           0.3%
% Months with Gains          53.1%          59.2%          56.2%
Correlation
  DBLCI -- MR                0.86           1.00           0.84
  DJUBS                      0.71           0.84           1.00
---------------------------- -------------- -------------- --------------

Year on Year Performance Comparison (1)
-------------------------------------------------------------- -------
                      Annual Returns for Excess Return Indices
-------------------------------------------------------------- -------
Calendar Year     DBLCI MR+ DBLCI-MR                            DJUBS
2001                 -2.40%  -16.35%                          -22.32%
2002                 13.21%   27.73%                           23.86%
2003                 15.56%   21.21%                           22.66%
2004                 24.07%   25.85%                            7.64%
2005                 -4.53%    2.96%                           17.54%
2006                 24.53%   39.22%                           -2.71%
2007                 38.57%   42.49%                           11.08%
2008                 -0.67%  -35.43%                          -36.61%
2009                  8.87%   22.29%                           18.72%
2010                  2.36%   13.62%                           16.67%
2011 YTD             -1.46%   -1.35%                           -7.95%
Annualized Return    10.13%   10.48%                            2.48%
----------------- --------- ---------------------------------- -------

Notes:

1    Source: Bloomberg. DBLCI-MR and DBLCI-MR+ have been retrospectively calculated and did not exist prior to 28 February 2003 and 20 June 2007 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR+ Index would have been lower than the Index as a result of fees and / or costs

2    Data is as of 31 October 2011. Statistics shown are for excess return indices.

                                                                              27

Market Neutral Indices

Section 3

DB Commodity Harvest ERAC

Index Summary

[]   Market Neutral Strategy: The DB Commodity Harvest ERAC Index goes short the
     S and P Goldman Sachs Light Energy Index and long the DB Commodity Booster
     -- Benchmark Light Energy Index, an Optimum Yield version of the S and P
     Goldman Sachs Light Energy Index, in an attempt to provide market -neutral exposure, and to generate returns from DB's optimum yield technology.

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Embedded Cost: 0.60% per annum

[]   Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBLCHNUE)

Note:

1    ERAC: Excess Return After Cost

                                                                              29

DB Commodity Harvest ERAC

Index Construction

[GRAPHIC OMITTED]

Note:

1    Weights shown are: Current Weight (Base Weight) . Current weights are as of
     31 October 2011

2    ERAC: Excess Return After Cost

                                                                              30

     0
     Jan-01  Jan-03            Jan-05  Jan-07             Jan-09
             ---------------
                             DB Commodity Harvest ERAC
             ---------------
                             DB Commodity Booster - Benchmark Light Energy
             ---------------
                             S and P-GSCI Light Energy
Performance Analysis (1)
-------------------------------------- ----------- ------ ----------------
                                DB Commodity       DB Commodity Booster
January 2001 -- October 2011                       -- Benchmark
                                Harvest ERAC       Light Energy
------------ --------------- --------------------- -----------------------
Annualized Returns              5.3%               6.7%
Volatility                      3.5%               17.4%
Sharpe Ratio                    1.51               0.38
Maximum Drawdown                -6.3%              -56.8%
  Start Date                    May-07             Jul-08
  End Date                      Sep-07             Mar-09
Max Monthly Consecutive Loss    -5.3%              -53.8%
  Start Date                    Jun-07             Jul-08
  End Date                      Sep-07             Feb-09
Max / Min Returns
  Rolling 12 Months             17% / -5.4%        51.7% / -50.3%
  Rolling 3 Months              6.4% / -5.6%       24.8% / -42.4%
Average Monthly Returns         0.4%               0.7%
% Months with Gains             70.8%              60.0%
Correlation
  DB Commodity Booster --
  Benchmark Light Energy        -0.40              1.00
  S and P-GSCI Light Energy         -0.54              0.98
---------------------------- --------- ----------- ------ ----------------

  Jan-11
               Year on Year Performance Comparison (1)
-------------- ========================================================================== ============
                                          Annual Returns for Excess Return / ERAC Indices
                                 -------------------------------------------------------- ------------
S and P-GSCI
               ----------------- ----------------- -------------------------------------- ------------
Light Energy                                  DB
--------------
                                 Commodity Harvest DB Commodity Booster --                  S and P-GSCI
0.4%           Calendar Year                ERAC   Benchmark Light Energy                 Light Energy
19.2%          2001                        11.17%                -17.11%                     -26.22%
0.02           2002                        -2.63%                13.10%                      15.09%
-60.9%
Jul-08         2003                         3.84%                20.91%                      15.41%
Feb-09         2004                        12.84%                22.05%                        7.31%
-58.0%
               2005                        10.17%                28.51%                      15.51%
Jul-08
Feb-09         2006                        12.30%                 9.15%                       -3.77%
               2007                        -0.44%                17.49%                      17.16%
48.2% / -55.8%
26.1% / -44.6% 2008                        10.61%                -33.20%                     -40.39%
0.2%           2009                         0.58%                17.02%                      15.17%
56.2%
               2010                        -1.38%                16.11%                      16.94%
0.98           2011 YTD                     1.94%                 -2.42%                      -4.72%
1.00           Annualized Return            5.28%                 6.69%                        0.43%
-------------- ----------------- ----------------- -------------------------------------- ------------

Notes:

1 Source: Bloomberg. DB Commodity Harvest ERAC and DB Commodity Booster -- Benchmark Light Energy have been retrospectively calculated and did not exist prior to 14 October 2008 and 15 December 2007 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest ERAC Index have been lower than the Index as a result of fees and / or costs
                                                                                               31

2 Statistics shown are for excess return / ERAC indices. Data is as of 31
October 2011

DB Commodity Harvest ERAC

Performance Analysis

Index Returns (1)

Index Constituents (1)

Index Current Weight (%)

DB Commodity Booster -- Benchmark 100 Light Energy S and P Goldman Sachs Light
Energy Index --100

400 300 200 100

DB Commodity Harvest -- 10 ERAC

Index Summary

[] Market Neutral Strategy: The DB Commodity Harvest Index goes short the S and P
Goldman Sachs Light Energy Index and long the DB Commodity Booster -- Benchmark
Light Energy Index, an Optimum Yield version of the S and P Goldman Sachs Light
Energy Index, in an attempt to provide market-neutral  exposure, and to generate returns from DB's optimum yield technology

[] Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[] Target Volatility: Varies exposure to the DB Commodity Harvest ERAC Index with a view to target a volatility of 10%. Exposure is capped at 500%.

[] Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBCMHVEG)

Note:

1 ERAC: Excess Return After Cost

DB Commodity Harvest – 10 ERAC

Index Construction

Strategy aims to generate alpha from roll returns and to smoothen the return profile by varying exposure to the underlying index in response to changes in realized volatility



Energy
34.02% (33.09% 1)
Precious Metals
8.16% (6.30% 1)
Industrial Metals
14.60% (16.86% 1)
Agriculture & Livestock
43.21% (43.76%1)
S&P GSCI Light Energy
S&P GSCI Light Energy
Apply Optimum Yield Technology
Optimize roll returns by attempting to maximize implied roll yield
DB Commodity Booster — Benchmark Light Energy
S&P GSCI Light Energy rolls each commodity to its nearest available futures contract
Long
Short
Carry Strategy
Market neutral equally weighted Long and Short positions to generate Alpha. Exposure to long and short legs rebalanced monthly to maintain overall neutrality
DB Commodity Harvest
Subtract 0.60% fees per annum
DB Commodity Harvest ERAC
Apply Target Volatility Technology
Volatility targeted at 10% by varying exposure to the DB Commodity Harvest ERAC
DB Commodity Harvest – 10 ERAC

Note:
1 Weights shown are: Current Weight (Base Weight). Current weights are as of 31 October 2011
2 ERAC: Excess Return After Cost

Deutsche Bank

33

DB Commodity Harvest – 10 ERAC

Performance Analysis

Index Returns [1]


600
500
400
300
200
100
0
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
DB Commodity Harvest - 10 ERAC
DB Commodity Harvest ERAC
S&P-GSCI Light Energy

Historical Exposure [1]


600%
500%
400%
300%
200%
100%
0%
Current Exposure [1]: 500.01%
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11

Performance Analysis[1]

January 2001 – October 2011	DB Commodity Harvest – 10 ERAC	DB Commodity Harvest ERAC	S&P-GSCI Light Energy
Annualized Returns	15.9%	5.3%	0.4%
Volatility	10.7%	3.5%	19.2%
Sharpe Ratio	1.48	1.51	0.02
Maximum Drawdown	-20.2%	-6.3%	-60.9%
Start Date	May-07	May-07	Jul-08
End Date	Sep-07	Sep-07	Feb-09
Max Monthly Consecutive Loss	-17.2%	-5.3%	-58.0%
Start Date	Jun-07	Jun-07	Jul-08
End Date	Sep-07	Sep-07	Feb-09
Max / Min Returns			
Rolling 12 Months	66.4% / -13.8%	17% / -5.4%	48.2% / -55.8%
Rolling 3 Months	20.9% / -17.6%	6.4% / -5.6%	26.1% / -44.6%
Average Monthly Returns	1.3%	0.4%	0.2%
% Months with Gains	70.8%	70.8%	56.2%
Correlation			
DB Commodity Harvest ERAC	0.95	1.00	-0.54
S&P-GSCI Light Energy	-0.54	-0.54	1.00

Year on Year Performance Comparison[1]

	Annual Returns for Excess Return / ERAC Indices		
Calendar Year	DB Commodity Harvest – 10 ERAC	DB Commodity Harvest ERAC	S&P-GSCI Light Energy
2001	31.32%	11.17%	-26.22%
2002	-8.22%	-2.63%	15.09%
2003	9.87%	3.84%	15.41%
2004	47.35%	12.84%	7.31%
2005	34.80%	10.17%	15.51%
2006	36.68%	12.30%	-3.77%
2007	-2.51%	-0.44%	17.16%
2008	39.69%	10.61%	-40.39%
2009	1.85%	0.58%	15.17%
2010	-5.88%	-1.38%	16.94%
2011 YTD	5.38%	1.94%	-4.72%
Annualized Return	**15.88%**	**5.28%**	**0.43%**

Notes:

1 Source: Bloomberg. DB Commodity Harvest - 10 ERAC and DB Commodity Harvest ERAC have been retrospectively calculated and did not exist prior to 14 October 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Commodity Harvest - 10 ERAC index have been lower than the index as a result of fees and / or costs.

2 Statistics shown are for excess return / ERAC indices. Data is as of 31 October 2011

Deutsche Bank

34

Long-Short Indices

Section 4

DBLCI Commodity Momentum

Index Summary

[] Summary: The strategy goes long a basket of commodities at certain times, short a basket of commodities at certain other times, and provides no exposure the remaining times.  Decision to go long or short or stay neutral is based on observing momentum across 14 commodities.

[] Components: Crude Oil, Natural Gas, Heating Oil, RBOB Gasoline, Corn, Wheat,
Soybeans, Sugar, Aluminum, Copper, Nickel, Zinc, Gold and Silver[] Bullish /
Bearish Indicator: For a particular commodity, 15 day moving average greater than the 60 day moving average indicates a bullish signal and a bearish signal otherwise.

[] Environment Indicator (EI): If nine or more commodities have a bullish signal, this implies an EI of 1.  If nine or more commodities commodities have a bearish signal, then EI is -1.
Otherwise it is zero.

[] Rebalancing: Each month, if the 45 day moving average of EI is greater than
50%, the strategy goes long an equally weighted basket of bullish signal commodities for the next month.
    If it is less than -50%,  the strategy goes short an equally weighted basket of bearish signal commodities for the next month. If it is between -50%
and 50%, the strategy provides no exposure for the following month[]
Transparency: Rule-based  index with the closing level published daily on
Bloomberg (DBCMMOUE)

DBLCI Commodity Momentum
Index Construction
------------------ ------------------ ----------------- -------------------
                                                             Energy
Agriculture (Corn, Industrial Metals  Precious Metals   (Crude Oil, Natural
 Wheat, Soybeans,  (Aluminum, Copper,
        Sugar)         nickel, Zinc)     (Gold, Silver) Gas, Heating Oil,
                                                         RBOB Gasoline)

Basket with 14 Commodities

Apply Momentum strategy

[] Generate bullish/bearish signal by computing 45 day moving average of the
Environmental Indicator (EI)

Basket with Bearish or Bullish commodities

[] Long / short / stay neutral depending upon the signal generated above

DBLCI Commodity Momentum Index

DBLCI Commodity Momentum

Performance Analysis

Index Returns 1



500
400
300
200
100
0
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
DBLCI Commodity Momentum
S&P GSCI
DJUBS

Performance Analysis1

January 2001 – October 2011	DBLCI Commodity Momentum	S&P GSCI	DJUBS
Annualized Returns	15.2%	-0.5%	2.5%
Volatility	16.2%	25.9%	18.4%
Sharpe Ratio	0.94	-0.02	0.13
Maximum Drawdown	-19.0%	-71.6%	-57.1%
Start Date	Feb-03	Jul-08	Jul-08
End Date	Sep-03	Feb-09	Mar-09
Max Monthly Consecutive Loss	-15.1%	-67.8%	-54.5%
Start Date	Mar-03	Jul-08	Jul-08
End Date	Apr-03	Feb-09	Feb-09
Max / Min Returns			
Rolling 12 Months	90.9% / -16.8%	74.8% / -64.8%	39.9% / -52.7%
Rolling 3 Months	51.8% / -15%	34.4% / -53.4%	24.7% / -39.7%
Average Monthly Returns	1.3%	0.2%	0.3%
% Months with Gains	42.3%	56.9%	56.2%
Correlation			
S&P GSCI	0.06	1.00	0.91
DJUBS	0.15	0.91	1.00

Year on Year Performance Comparison 1

	Annual Returns for Excess Return Indices		
Calendar Year	DBLCI Commodity Momentum	S&P GSCI	DJUBS
2001	7.95%	-34.31%	-22.32%
2002	2.81%	29.92%	23.86%
2003	0.60%	19.48%	22.66%
2004	11.33%	15.65%	7.64%
2005	10.08%	21.61%	17.54%
2006	26.52%	-19.07%	-2.71%
2007	2.16%	26.81%	11.08%
2008	62.00%	-47.29%	-36.61%
2009	30.21%	13.30%	18.72%
2010	19.12%	8.88%	16.67%
2011 YTD	4.10%	-0.51%	-7.95%
Annualized Return	**15.17%**	**-0.45%**	**2.48%**

Notes:

1 Source: Bloomberg. DBLCI Commodity Momentum Index has been retrospectively calculated and did not exist prior to 18 October 2010. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DBLCI Commodity Momentum index would has been lower than the index as a result of fees and / or costs. Statistics shown are for excess return indices. Data is as of 31 October 2011

Deutsche Bank
38

DB Commodity Allocator Index

Section 5

DB Commodity Allocator

Index Summary

[] Components: Uses a rule based methodology to allocate between Beta (the DB
MR Enhanced ERAC (1) Index) and Alpha (the DB Commodity Harvest USD ERAC
Index), allowing investors access to a strategy that aims to be fully allocated to alpha during periods of commodities downturns [] Optimizing Roll Returns:
Deutsche Bank's proprietary optimum yield ("OY") technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market)
from the list of tradable futures which expire in the next 13 months[] Dynamic
Allocation: Aims to preserve excess returns generated by the DB MR Enhanced
ERAC Index by adjusting exposure to underlying indices monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to DB
MR Enhanced ERAC Index is based on the number of periods with positive returns.
The remaining weight is leveraged 3 times and assigned to the DB Commodity
Harvest ERAC Index[] Rebalancing: Each month, the index adjusts its exposure to each underlying index based on the momentum of the DB MR Enhanced ERAC Index.

[] Transparency: Rule-based  index with the closing level and weights published daily on Bloomberg (DBLCABER)

Note:
1 ERAC: Excess Return After Cost

DB Commodity Allocator

Index Construction

Strategy aims to generate alpha from roll returns and to smoothen the return profile by adjusting exposure in response to changes in realized volatility



Energy
34.02% (33.09% 1)
Precious Metals
8.16% (6.30% 1)
Industrial Metals
14.60% (16.86% 1)
Agriculture & Livestock
43.21% (43.76%1)
S&P GSCI Light Energy
S&P GSCI Light Energy
Apply Optimum Yield Technology
Optimize roll returns by attempting to maximize implied roll yield
DB Commodity Booster — Benchmark Light Energy
Carry Strategy
Market neutral equally weighted Long and Short positions to generate Alpha
Long
Short
DB Commodity Harvest
Deduct Index Cost of 0.60% pa
DB Commodity Harvest USD ERAC (ALPHA)
Energy (40%2)
Precious Metals (17%2)
Industrial Metals (18%2)
Agriculture (25%2)
Basket with Base Weights
Apply Optimum Yield Technology
Optimize roll returns by attempting to maximize implied roll yield
Basket with Base Weights using OY sub-indices
Apply MR Technology and weight constraints
DBLCI – Mean Reversion Enhanced3
Agriculture(15.25%), Industrial Metal(27.01%), Precious Metal(2.05%) & Energy(55.68%)
Deduct Index Cost of 1.10% pa
DB MR Enhanced ERAC (BETA)

- **BETA:** *(DBLCI-MR Enhanced ERAC Index)* attempts to provide enhanced beta exposure to commodities using the mean reversion behaviour of commodities. It dynamically allocates exposure to 12 commodities across sectors and attempts to optimize roll returns.
- **ALPHA:** (*DB Commodity Harvest USD ERAC Index*) attempts to generate alpha by using DB's optimum yield technology, while providing market-neutral exposure to commodities.

Notes:

1 Weights of S&P GSCI Light Energy Index shown are: current weights (Base Weights). Current weights are as of 31 October 2011
2 Base Weights of DBLCI – Mean Reversion Enhanced Index
3 Current weights of DBLCI – Mean Reversion Enhanced Index as of 31 October 2011

Deutsche Bank

41

DB Commodity Allocator

Index Construction

DB Commodity Harvest USD ERAC (ALPHA)

Apply 3x Leverage

DB Commodity Harvest USD ERAC Leveraged DB MR Enhanced ERAC (BETA)

Weight = 1 -- Weight of Beta Weight = total number of positive (1 -- 8.33%  =
91.67%) Strategic Allocation returns / 12 (1/12 = 8.33%)

[] Allocation to both indices adjusted monthly based on momentum of the Beta
Index

 Beta Index Returns(1)
----------------------
1 Month  0.92%
2 Month  -8.31%        DB Commodity Allocator
3 Month  -15.15%
         -------------
4 Month  -12.82%
         -------------
5 Month  -15.60%
         -------------
6 Month  -19.49%
7 Month  -17.39%
         -------------
8 Month  -13.86%
         -------------
9 Month  -14.79%
         -------------
10 Month -13.86%
-------- -------------
11 Month -7.44%
--------
12 Month -7.93%

Notes:

1 Returns are calculated as of 3(rd) to last business day of each month, from
October 2010 to October 2011.

DB Commodity Allocator

Performance Analysis

Index Returns [1]



600
500
400
300
200
100
0
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
DB Commodity Allocator
DB Commodity Harvest USD ERAC
DB MR Enhanced ERAC

Historical Exposure

Exposure to DB MR Enhanced ERAC [2]: 8.33%

Exposure to DB Commodity Harvest USD ERAC Leveraged [2]: 91.67%



100%
80%
60%
40%
20%
0%
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
DB MR Enhanced ERAC
DB Commodity Harvest USD ERAC Leveraged

Performance Analysis[1]

January 2001 – October 2011	DB Commodity Allocator	DB Commodity Harvest USD ERAC	DB MR Enhanced ERAC
Annualized Returns	13.7%	5.3%	8.6%
Volatility	14.0%	3.5%	18.7%
Sharpe Ratio	0.98	1.51	0.46
Maximum Drawdown	-29.9%	-6.3%	-56.2%
Start Date	Jul-08	May-07	Jul-08
End Date	Oct-08	Sep-07	Mar-09
Max Monthly Consecutive Loss	-27.6%	-5.3%	-54.1%
Start Date	Jul-08	Jun-07	Jul-08
End Date	Oct-08	Sep-07	Feb-09
Max / Min Returns			
Rolling 12 Months	57.5% / -15.6%	17% / -5.4%	69.3% / -47.1%
Rolling 3 Months	28.8% / -23.9%	6.4% / -5.6%	35.7% / -37.9%
Average Monthly Returns	1.1%	0.4%	0.8%
% Months with Gains	63.8%	70.8%	57.7%
Correlation			
DB Commodity Harvest USD ERAC	-0.05	1.00	-0.34
DB MR Enhanced ERAC	0.73	-0.34	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return / ERAC Indices		
Calendar Year	DB Commodity Allocator	DB Commodity Harvest USD ERAC	DB MR Enhanced ERAC
2001	29.55%	11.17%	-13.38%
2002	4.02%	-2.63%	14.25%
2003	28.16%	3.84%	31.72%
2004	21.76%	12.84%	21.81%
2005	13.87%	10.17%	9.22%
2006	26.67%	12.30%	27.12%
2007	15.86%	-0.44%	25.28%
2008	12.72%	10.61%	-27.10%
2009	25.34%	0.58%	36.02%
2010	-10.51%	-1.38%	4.14%
2011 YTD	-9.80%	1.94%	-14.22%
Annualized Return	**13.66%**	**5.28%**	**8.60%**

Notes:

1 Source: Bloomberg. DB Commodity Allocator index has been retrospectively calculated and did not exist prior to 24 October 2009. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Commodity Allocator index would have been lower than the index as a result of fees and / or costs.

2 Statistics shown are for excess return / ERAC indices. Data is as of 31 October 2011

Deutsche Bank

43

DB Commodity Risk Parity 18 Index

Section 6

DB Commodity Risk Parity 18

Index Summary

[] Risk Parity: Provides exposure to 4 commodity sector indices such that risk contribution of each to the resulting portfolio is equal.  Risk contribution is determined by using past 3 month realized volatilities and correlations.
Volatility is targeted at 18% by leveraging the equal risk weighted portfolio;
such leverage is capped at 300%.

[] Components: The 4 sector indices used to construct the index are: DBLCI-OY
Energy Index, DBLCI-OY   Industrial Metal Index, DBLCI-OY   Precious Metal
Index and DBLCI-OY   Agriculture Index.

[] Rebalancing: Each month, sector exposures are adjusted with the aim of achieving equal risk contributions and a volatility of 18%.

[] Optimizing Roll Returns: All 4 sector indices employ Deutsche Bank's proprietary optimum yield ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market)
or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months [] Transparency: Rule-based index with the closing level and weights published daily on Bloomberg
(DBCMRPTV)

DB Commodity Risk Parity 18
Index Construction
------------------ ------------------ ------------------ ------------------
     DBLCI-OY         DBLCI-OY          DBLCI-OY           DBLCI-OY
   Energy Index    Industrial Metal   Precious Metal       Agriculture
      (24.43% (1)) Index (24.25% (1)) Index (22.16% (1)) Index (29.16% (1))

Basket with 4 Sector Indices

Apply Risk Parity Technology

[] Allocates weights to each sector index such that the risk contribution of all components is equal

DB Commodity Risk Parity

Apply 0.50% fees per annum

Apply Target Volatility Technology

[] Volatility is targeted at 18% by varying exposure to each underlying sector index

DB Commodity Risk Parity 18

Note:

1 Current weights are as of 31 October 2011

DB Commodity Risk Parity 18

Performance Analysis

Index Returns [1]


700
600
500
400
300
200
100
0
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
DB Commodity Risk Parity 18
S&P GSCI
DJUBS

Historical Exposure[1]


300%
250%
200%
150%
100%
50%
0%
Exposure to DBLCI – OY Energy [2]: 22.07%
Exposure to DBLCI – OY Agriculture [2]: 26.35%
Exposure to DBLCI – OY Precious Metal [2]: 20.02%
Exposure to DBLCI – OY Industrial Metal [2]: 21.91%
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
Energy
Agriculture
Precious Metals
Base Metals

Performance Analysis[1]

January 2001 – October 2011	DB Commodity Risk Parity 18	S&P GSCI	DJUBS
Annualized Returns	16.3%	-0.5%	2.5%
Volatility	19.9%	25.9%	18.4%
Sharpe Ratio	0.82	-0.02	0.13
Maximum Drawdown	-39.2%	-71.6%	-57.1%
Start Date	Feb-01	Jul-08	Jul-08
End Date	Nov-01	Feb-09	Mar-09
Max Monthly Consecutive Loss	-33.5%	-67.8%	-54.5%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max / Min Returns			
Rolling 12 Months	118.5% / -36.4%	74.8% / -64.8%	39.9% / -52.7%
Rolling 3 Months	47.9% / -28.8%	34.4% / -53.4%	24.7% / -39.7%
Average Monthly Returns	1.5%	0.2%	0.3%
% Months with Gains	57.7%	56.9%	56.2%
Correlation			
S&P GSCI	0.72	1.00	0.91
DJUBS	0.83	0.91	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DB Commodity Risk Parity 18	S&P GSCI	DJUBS
2001	-36.39%	-34.31%	-22.32%
2002	26.94%	29.92%	23.86%
2003	53.61%	19.48%	22.66%
2004	34.22%	15.65%	7.64%
2005	57.65%	21.61%	17.54%
2006	26.76%	-19.07%	-2.71%
2007	20.15%	26.81%	11.08%
2008	-17.48%	-47.29%	-36.61%
2009	26.22%	13.30%	18.72%
2010	27.90%	8.88%	16.67%
2011 YTD	-3.35%	-0.51%	-7.95%
Annualized Return	**16.31%**	**-0.45%**	**2.48%**

Notes:

1 Source: Bloomberg. DB Commodity Risk Parity 18 Index has been retrospectively calculated and did not exist prior to August 2010. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Commodity Risk Parity 18 Index would have been lower than the index as a result of fees and / or costs.

2 Statistics shown are for excess return indices. Data is as of 31 October 2011

Deutsche Bank

47

DB Commodity Apex 14 ERAC Index

Section 7

DB Commodity Apex 14 ERAC

Index Summary

[] Attempts to generate reliable returns independent of market cycle

          [] By combining 3 well-established,   yet uncorrelated commodities
strategies -- mean reversion, momentum, and carry -- the Apex index aims to generate extremely stable returns from the commodities markets[] Components:
Allocates exposure monthly between Mean Reversion (the DBLCI MR
Enhanced Index), Carry (the DB Commodity Harvest 3X Index), and Momentum (the
DBLCI Commodity Momentum Index) in the inverse ratio of their 3 month volatilities. Exposure to each index is floored at 17.5%  and capped at 65%.
Exposure to the resulting basket is further scaled  to target a volatility of
14%, with a maximum exposure of 200%.

[] Embedded Cost: A fee of 1.00%  per annum is embedded in the basket.

[] DBLCI MR Enhanced: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals, Agriculture.
Single commodity allocations are subject to a 35% cap in order to avoid concentration and ensure adequate diversification[] DB Commodity Harvest: The
DB Commodity Harvest Index goes short the S and P Goldman Sachs Light Energy Index and long the DB Commodity Booster -- Benchmark Light Energy Index, an Optimum
Yield version of the S and P Goldman Sachs Light Energy Index, in an attempt to provide market-neutral  exposure, and to generate returns from DB's optimum yield technology[] DBLCI Commodity Momentum:  The strategy goes either long or short an equally weighted basket of commodities, depending on momentum in the commodities complex.

[] Transparency: Rule-based  index with the closing level published daily on
Bloomberg (DBCMA14N)

DB Commodity Apex

[] Subtract 1.00% fees per annum

DB Commodity Apex ERAC

Target Volatility

[] Adjust exposure monthly, by looking at 3 month realized volatility, to target a volatility of 14%.  Exposure to DB Commodity Apex is capped at 200%

DB Commodity Apex 14 ERAC
(Current Exposure: 200.00%)

Note:
1 Weights; as of 31 October 2011 50

DB Commodity Apex 14 ERAC

Index Construction

                                                      DBLCI Commodity Momentum
DBLCI MR Enhanced DB Commodity Harvest (23.99%  (1)) (17.50%  (1))

Apply 300% exposure

DB Commodity Harvest 3X
(58.51%  (1))

Strategic Allocation
[] Exposure to the 3 indices is adjusted monthly in inverse proportion of their
3 month realized volatilities

DB Commodity Apex 14 ERAC

Performance Analysis

Index Returns [1]


1,400
1,200
1,000
800
600
400
200
0
Jan-02
Jan-04
Jan-06
Jan-08
Jan-10
DB Commodity Apex 14 ERAC
S&P GSCI
DJUBS

Historical Exposure[2]


250%
200%
150%
100%
50%
0%
Jan-02
Jan-04
Jan-06
Jan-08
Jan-10
DB Commodity Momentum
DB MR Enhanced
DB Commodity Harvest 3X

Performance Analysis[1]

January 2002 – October 2011	DB Commodity Apex 14 ERAC	S&P GSCI	DJUBS
Annualized Returns	26.9%	3.8%	5.4%
Volatility	13.1%	26.1%	18.9%
Sharpe Ratio	2.05	0.15	0.29
Maximum Drawdown	-16.2%	-71.6%	-57.1%
Start Date	Jun-07	Jul-08	Jul-08
End Date	Sep-07	Feb-09	Mar-09
Max Monthly Consecutive Loss	-13.8%	-67.8%	-54.5%
Start Date	Jul-11	Jul-08	Jul-08
End Date	Sep-11	Feb-09	Feb-09
Max / Min Returns			
Rolling 12 Months	93.9% / -7.3%	74.8% / -64.8%	39.9% / -52.7%
Rolling 3 Months	32.3% / -15.7%	34.4% / -53.4%	24.7% / -39.7%
Average Monthly Returns	2.1%	0.6%	0.6%
% Months with Gains	75.4%	61.0%	59.3%
Correlation			
S&P GSCI	0.20	1.00	0.92
DJUBS	0.32	0.92	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DB Commodity Apex 14 ERAC	S&P GSCI	DJUBS
2002	3.14%	29.92%	23.86%
2003	29.95%	19.48%	22.66%
2004	60.19%	15.65%	7.64%
2005	34.00%	21.61%	17.54%
2006	69.09%	-19.07%	-2.71%
2007	15.46%	26.81%	11.08%
2008	45.47%	-47.29%	-36.61%
2009	21.44%	13.30%	18.72%
2010	8.31%	8.88%	16.67%
2011 YTD	-3.26%	-0.51%	-7.95%
Annualized Return	**26.87%**	**3.84%**	**5.41%**

Notes:
1 Source: Bloomberg. DB Commodity Apex 14 ERAC index has been retrospectively calculated and index went live only in June 2011. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Commodity Apex 14 ERAC index would have been lower than the index as a result of fees and / or costs. Statistics shown are for excess return indices. Data is as of 31 October 2011
2 Data is as of 31 October 2011. These represent the exposure of constituents to DB Commodity Apex 14 ERAC index

Deutsche Bank
51

Appendix

Appendix 1

Types of Returns in a Commodity Index

Total Return vs. Excess Return

Stock and Bond returns come from two sources:

[] Underlying price movement

[] Dividends (Stocks) or Coupons (Bonds)

Commodity returns come from three sources:

[] Collateral Yield [] Interest earned on capital held as collateral [] Spot
Return [] Change in front month futures contract

[] Roll Return [] Process of buying a futures contract at a premium (negative roll) or discount (positive roll) to the spot price

Excess Return = Spot Return + Roll Return

Total Return = Excess Return + Collateral Yield

Collateral yield of 3-Month US Treasury Bills is added to the DB Commodity excess return version indices to create the DB Commodity total return version

Mean Reversion

[] The mean reversion methodology overweights "cheap" commodities and underweights "expensive" commodities based on their respective 5y moving average price vs.  1y moving average price

         Outperformance
Year                 (%)                  [] Heavy investment in Corn and Wheat as  [] In 2008 the index increased its weight to
                                             agricultural commodities are the most      Aluminum and reduced its weight to
 [] In 2009 the index was overweight in
2006              36.15
    Aluminum and Oil and gained from rallies in
                                             historically undervalued. Captures the     Energy, which was then at historical highs.
2007                7.82                     2006 Ags rally. Underweighting in          In retrospect, while the under-weighting in
    both. However, it was underweight in Gold
                                             Energy also contributed to good            Energy was a good decision, the
    and missed out on the Gold rally
2008                4.17                     performance as energy prices declined      overweight in Aluminum was not, as
2009              12.12                      significantly in 2006                      Aluminum prices declined significantly
2010                1.30
                         Source: Bloomberg
2011 YTD           -2.24
-------- ---------------

                         Notes:

1 Past performance is not a guarantee of future results

2 The Mean Reversion strategy may not always result in outperformance to benchmark commodity indices. As a long-only commodity index, if all underlying commodity

   prices fall, the DBLCI -- Mean Reversion will also likely result in a negative performance                     54
3 Data is as of 31 August 2011. DBLCI and DBLCI-MR are calculated retrospectively prior to their Index Live Dates

Historical Commodity Allocation of the DBLCI -MR since 2006

DBLCI -MR Jan-01 Outperformance to DBLCI

100% 80% 60% 40% 20% 0%

Energy Industrial Metals Precious Metals Agriculture

Crude Oil Heating Oil Gold Aluminum Wheat Corn

100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0%

Dec-05 Jun-06 Dec-06 Jun-07 Dec-07 Jun-08 Dec-08 Jun-09 Dec-09 Jun-10 Dec-10
Jun-11

MR+

- DBLCI-MR Plus TM Excess Return is a dynamic allocation strategy based on the performance of the DBLCI-MR TM Excess Return Index
- Mandatory rebalancing takes place on a monthly basis
- At each monthly rebalancing, the allocation in the DBLCI-MR TM Excess Return strategy is determined based on the performance of the DBLCI-MR TM Excess Return over the previous 12 months
- Twelve performance indicators are built, reflecting the performance of DBLCI-MR TM Excess Return over previous 12-months, 11-months, 10-months … 3-months, 2-months, 1-month
- The allocation or component weight to commodities is proportional to the number of times the DBCLI-MR TM Excess Return performance is greater than zero. The current allocation is 8.33% (see table)
- Rules based momentum strategy with no human intervention, only execution
- The allocation can be as low as 0% and as high as 100%

Retrospective lookback over 12 periods


Rebalance Date
M1, C1
Rebalance Date minus 1 m
Rebalance Date minus 12 months
Rebalance Date
M12, C12

DBLCI-MR (Lookback Returns as of 10th Oct 2011)	
1 Month	-5.8%
2 Month	-1.8%
3 Month	-8.8%
4 Month	-15.0%
5 Month	-14.4%
6 Month	-20.1%
7 Month	-14.8%
8 Month	-8.5%
9 Month	-5.0%
10 Month	-2.7%
11 Month	-2.9%
12 Month	1.0%

Notes: Returns are calculated as of 6th business day of each month, from October 2010 to October 2011.

Deutsche Bank

55

Optimized Yield

Contract Selection to Create an "Optimal Yield"

Contract selection and roll return can have a significant impact in the overall return of the index

[] Deutsche Bank's proprietary optimum yieldeld ("OY") technology rolls into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

Contract Expiry Date

[] Longer dated contracts typically have less negative carry when the curve slopes upward (contango)

Greater Roll Yield

rice Futures P
Less Roll Yield

Contract Expiry Date

[] Shorter dated contracts typically offer greater positive carry when the curve slopes downward (backwardation)

Optimized Yield

Annualized Excess
returns from Jan
2001 to Oct 2011.
Most Optimum Yield
indices have
outperformed
corresponding
front-month
rolling indices

Energy Sector

Base Metals Sector

2 Data as of 31 October 2011

Source: Bloomberg Notes:
1 All indices have been retrospectively calculated and did not exist prior to
31 May 2006. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future

WTI Brent Heating Gas Oil Natural RBOB
Crude Oil Crude Oil Oil Gas Gasoline

20% 10% 0% -10% -20% -30% -40%

20% 15% 10% 5% 0% -5%

Aluminium Copper Zinc Nickel Lead

DB OY Indices S and P GSCI Indices

DB OY Indices S and P GSCI Indices

Precious Metals Sector

Agriculture Sector

15% 10% 5% 0% -5% -10%

Wheat Corn Soybean Sugar Cotton Coffee Cocoa

DB OY Indices S and P GSCI Indices

20% 16% 12% 8% 4% 0%

Gold Silver

DB OY Indices S and P GSCI Indices

Target Volatility

Applying Volatility Targeting to Potentially Control Risk

Rebalancing Once a Month

Step I
Realized Volatility Monitoring Based on Last 90 Days Returns

Step II
Volatility Based Participation: Participation = Target Volatility / Realized Volatility, subject to certain maximum and minimum

Step III
Vol Target Index Return = Participation x Underlying Index Return

Numerical Example: Volatility Target = 15%

Month	3 Month Realized Volatility (Annualized %)	Vol Target Allocation (%)	Underlying Index Return (%)	Volatility Target Return (%)
12	10.00	150.00	+5.00	+7.50
13	12.50	120.00	–1.00	–1.20
14	5.00	300.00	+3.00	+9.00
15	7.50	200.00	–2.00	–4.00
16	15.00	100.00	–5.00	–5.00
17	20.00	75.00	+1.00	+0.75
18	30.00	50.00	–10.00	–5.00

Deutsche Bank
58

[] Where the volatility and dollar-weighting  of the i(t)(h) sector index is given by i i, respectively, and the correlation ([]) (and W) between the indices is given by ([])ij. To calculate ([])i and ([])ij we have used 90-day historical levels based on log returns

[]  The amount of risk contributed, RCi , to the portfolio by the i(th) sector index is then calculated according to
                                                               4
                                                       Wi [] i[]Wj [] j []ij
                                                 RCi =        j=1
                                                       -------------------------------------------------------------
                                                                RP

[] We then solve the above set of non linear equations for each (W)i with the following constraints
1) Wi [] 0 for each i
2) (RC)1 (= RC)2 (= RC)3 (= RC)4
3) (R)P = TV,  where TV is some pre-defined  target level of portfolio risk

[] Constraints 1) and 2) above are necessary and sufficient for any risk-parity formulation, but using only these two constraints leaves one degree-of-freedom
   open.  Constraint 3) above fixes this final degree-of-freedom    by imposing
an overall leverage on the index in an attempt to target a constant level of
(user-specified)  risk within the portfolio of sector exposures

Risk-Parity Technology

[] On each rebalance date we calculate the total index risk, Rp, on that date according to the formula

Comparative Performance Statistics

	Annualized Returns for Various Indices						
	YTD Return [1] (%)	1 Year Return (%)	3 Year Return (%)	5 Year Return (%)	10 Year Return (%)	Volatility [2] (%)	Sharpe Ratio
Beta Allocation Indices							
DBLCI ™	0.40%	7.90%	-0.52%	0.59%	8.63%	23.56%	0.37
S&P GSCI ™	0.51%	9.93%	3.25%	4.42%	3.04%	25.73%	0.12
DJ-UBSCI SM	-7.95%	1.49%	4.24%	-2.17%	5.15%	18.51%	0.28
Optimum Yield Based Indices							
DB Commodity Booster – DJUBS ERAC	-4.76%	4.21%	5.71%	1.32%	10.96%	16.85%	0.65
DB Commodity Booster DJUBS – TV14 ERAC	-5.49%	1.37%	5.69%	3.91%	14.70%	14.55%	1.01
DB Commodity Booster – Benchmark	-0.20%	9.91%	2.02%	0.83%	11.79%	22.40%	0.53
Mean Reversion Based Indices							
DBLCI-MR	-1.35%	6.79%	2.30%	6.59%	13.11%	21.13%	0.62
DBLCI – Mean Reversion Enhanced ERAC	-14.22%	-7.82%	4.04%	3.52%	10.84%	18.95%	0.57
DBLCI MR Enhanced 15	-10.27%	-4.82%	3.08%	5.68%	16.25%	15.48%	1.05
DBLCI MR+	-1.46%	6.30%	2.81%	10.47%	11.29%	15.74%	0.72
Market Neutral Indices							
DB Commodity Harvest ERAC	1.94%	1.29%	1.48%	2.52%	4.64%	3.41%	1.36
DB Commodity Harvest – 10 ERAC	5.38%	2.83%	3.47%	7.44%	14.24%	10.57%	1.35
DB Commodity Allocator Index	-9.80%	-6.80%	3.69%	7.20%	12.01%	14.04%	0.86
DB Commodity Risk Parity 18 Index	-3.35%	4.87%	15.50%	9.73%	23.35%	19.39%	1.20
DB Commodity Apex 14 ERAC Index	-3.26%	-0.41%	13.38%	17.15%	26.24%	12.81%	2.05
DBLCI Commodity Momentum Index	4.10%	15.22%	20.85%	20.05%	15.58%	16.33%	0.95
Other Asset Classes							
Equities (S&P 500)	1.30%	8.04%	11.41%	0.25%	3.69%	21.51%	0.17
Fixed Income (US Govt. All Total Return)	4.44%	2.56%	5.00%	4.96%	4.59%	2.86%	1.60

Source: Bloomberg. Data as of 31 October 2011

Notes: Statistics shown for "Other asset classes" are computed using Total Return Indices. Sharpe Ratio for these indices is computed using a threshold return of zero
All indices have been retrospectively calculated and did not exist prior to their respective Index Live Date. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future

1 Annualised return based on total return, excess return and ERAC
2 Annualised vol of the daily lognormal returns

Deutsche Bank

60

Products

DB Commodity Indices	Delta 1 Structures	Structures with Vanilla Optionality
DB Commodity Booster – DJUBS ERAC	✓	✓
DB Commodity Booster DJUBS – TV14 ERAC	✓	✓
DB Commodity Booster – Benchmark	✓	✓
DBLCI-MR	✓	
DBLCI-MR+	✓	
DBLCI – Mean Reversion Enhanced ERAC	✓	✓
DB MR Enhanced 15	✓	✓
DB Commodity Harvest ERAC	✓	✓
DB Commodity Harvest – 10 ERAC	✓	✓
DBLCI Commodity Momentum Index	✓	
DB Commodity Allocator	✓	*
DB Commodity Risk Parity 18 Index	✓	
DB Commodity Apex 14 ERAC Index	✓	✓

Notes: We can offer Structures with Vanilla Optionality on DB Commodity Allocator 12 Index

Deutsche Bank

61

Market Data Sources

Bloomberg Tickers and Index Live Dates

	Bloomberg Ticker	Index Live Date
S&P GSCI Index	SPGCCIP<Index>	
S&P GSCI Light Energy	SPGSLEP<Index>	
DJUBS	DJUBS <Index>	
DBLCI	DBLCMACL <Index>	28 February 03
DBLCI-MR	DBLCMMCL <Index>	28 February 03
DBLCI – Mean Reversion Enhanced ERAC	DBLCMREN <Index>	26 October 09
DB MR Enhanced 15	DBLCMTEU <Index>	28 September 09
DBLCI-MR+	DBLCMPUE <Index>	20 June 07
DB Commodity Booster – Benchmark	DBCMBSEU <Index>	15 December 07
DB Commodity Booster – Benchmark Light Energy	DBCMBLEU <Index>	15 December 07
DB Commodity Booster – DJUBS ERAC	DBCMBDEN <Index>	12 October 10
DB Commodity Booster DJUBS – TV14 ERAC	DBCMBTVN <Index>	12 October 10
DB Commodity Harvest ERAC	DBLCHNUE <Index>	14 October 08
DB Commodity Harvest – 10 ERAC	DBCMHVEG <Index>	14 October 08
DB Commodity Allocator	DBLCABER <Index>	24 October 09
DB Commodity Risk Parity 18 Index	DBCMRPTV <Index>	August 2010
DBLCI Commodity Momentum Index	DBCMMOUE <Index>	18 October 10
DB Commodity Apex 14 ERAC Index	DBCMA14N <Index>	June 11
Equities (S&P 500) Total Return	SPTR <Index>	
Fixed Income Total Return	JHDCGBIG <Index>	

Deutsche Bank

62

Optimized Yield

Available Indices

Commodity	Contract Expiry Date	Bloomberg Ticker	Index Live Date
Energy			
WTI Crude Oil	20-Jun-12	DBLCOCLE Index	31 May 06
Brent Crude Oil	14-Feb-12	DBLCYECO Index	31 May 06
Heating Oil	31-May-12	DBLCOHOE Index	31 May 06
RBOB Gasoline	30-Nov-11	DBLCYERB Index	31 May 06
Gasoil	12-Jun-12	DBLCYEGO Index	31 May 06
Natural Gas	26-Sep-12	DBLCYENG Index	31 May 06
Base Metals			
Aluminum	19-Sep-12	DBLCOALE Index	31 May 06
Copper	21-Mar-12	DBLCYECU Index	31 May 06
Zinc	18-Jul-12	DBLCYEZN Index	31 May 06
Nickel	15-Aug-12	DBLCYENI Index	31 May 06
Lead	21-Dec-11	DBLCYEPB Index	31 May 06
Precious Metals			
Gold	27-Feb-12	DBLCOGCE Index	31 May 06
Silver	28-Dec-11	DBLCYESI Index	31 May 06
Agriculture			
Wheat	13-Jul-12	DBLCOWTE Index	31 May 06
Kansas Wheat	13-Jul-12	DBLCYEKW Index	31 May 06
Corn	14-Dec-11	DBLCOCNE Index	31 May 06
Soybean	14-Nov-12	DBLCYESS Index	31 May 06
Cotton	07-Dec-11	DBLCYECE Index	31 May 06
Sugar	29-Jun-12	DBLCYESB Index	31 May 06
Coffee	20-Mar-12	DBLCYEKC Index	31 May 06
Cocoa	13-Sep-12	DBLCYECC Index	31 May 06

Source: DBIQ

Notes:
1 Bloomberg Tickers shown are for Excess Return version of the indices
2 Data as of 31 October 2011

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Risk Considerations

[] The information contained in this presentation does not provide personal investment advice. You should consult with independent accounting, tax, legal and regulatory counsel regarding such matters as they may apply to your particular circumstances

Strategy Risk

[] The DB Commodity Harvest Indices adopt a market neutral strategy by taking a long position in a specified booster index and a short position in a specified benchmark index.  However, this market neutral strategy may not be successful, and each index may not be able to achieve its desired objective[] The Optimal
Roll Yield strategy described herein aims to maximize the potential roll benefits in backwardated markets and minimize potential roll losses in contango markets by purchasing the relevant new futures contracts that would generate the maximum implied roll yield.  However, indices employing the Optimal Roll
Yield strategy may not be successful in achieving the desired objective[] The
Target Volatility strategy described herein aims to achieve a specified realized volatility in the base index by adjusting the level of participation based on the historical realized volatility of the base index.  However, indices employing the Target Volatility strategy may not be successful in achieving the desired objective[] The Mean Reversion strategy described herein
aims to maximize returns by over-weighting   relatively cheap commodities and
under-weighting  relatively expensive commodities.  However, indices employing the Mean Reversion strategy may not be successful in achieving the desired objective[] The Momentum strategy described herein aims to go long a basket of commodities at certain times, short a basket of commodities at certain other times and provide no exposure the remaining times based on observing momentum across fourteen commodities.  However, indices employing the Momentum strategy may not be successful in achieving the desired objective [] The Risk Parity strategy described herein aims to provide exposure to four commodity sector indices such that risk contribution of each to the resulting portfolio, determined based on past three months' realized volatilities and correlations, is equal.  However, indices employing the Risk Parity strategy may not be successful in achieving the desired objective[] The Allocator strategy described herein aims to maximize returns by combining the Mean Reversion and
Optimal Roll Yield strategies described herein. However, there is no guarantee that an index employing the Allocator strategy, or any of the Mean Reversion and Optimal Roll Yield strategies, will be successful in achieving the desired objective [] The Apex 14 ERAC Index described herein aims to maximize returns by combining the Mean Reversion, market neutral, Momentum and Target
Volatility strategies described herein. However, there is no guarantee that an index employing any of these strategies will be successful in achieving the desired objective.
[] Commodities are speculative and highly volatile and the risk of loss from investing in financial instruments linked to commodities or commodity indices can be substantial

Risk Considerations (Cont'd)

Past Performance

[] An index's performance is unpredictable, and past performance is not indicative of future performance. We give no representation or warranty as to the future performance of any index or investment[] Some of the indices described herein have very limited performance history

Backtesting

[] Backtested, hypothetical or simulated performance results discussed herein have inherent limitations. Unlike actual historical performances, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight. Taking into account historical events, the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors.  The backtested performance includes hypothetical results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid.  Past hypothetical backtest results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the analysis contained herein

Free Writing Prospectus

[] Deutsche Bank AG has filed a registration statement (including a prospectus)
with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and any such offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www. sec. gov.  Alternatively, Deutsche Bank AG, any agent or any dealer participating in the offering will arrange to send you the
prospectus if you so request by calling toll-free   1-800-311-4409

Disclaimer

S&P GSCI SM Disclaimer

Any securities Deutsche Bank AG may issue from time to time and this presentation are not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). Standard & Poor's does not make any representation or warranty, express or implied, to the owners of any securities or any member of the public regarding the advisability of investing in any securities or the ability of S&P GSCI Index to track general commodity market performance. S&P's only relationship to Deutsche Bank AG is the licensing of certain trademarks and trade names of S&P and of S&P GSCI Index, which indices are determined, composed and calculated by S&P without regard to Deutsche Bank AG or any securities. S&P has no obligation to take the needs of Deutsche Bank AG or the owners of any securities into consideration in determining, composing or calculating S&P GSCI Index. S&P is not responsible for and have not participated in the determination of the timing of, prices at, or quantities of any securities to be issued or in the determination or calculation of the equation by which the S&P GSCI Index is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of any securities.

S&P DOES NOT GUARANTEE THE ACCURACY AND / OR THE COMPLETENESS OF S&P GSCI INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, OWNERS OF SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF S&P GSCI INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P INDICES OR DEUTSCHE BANK'S VARIATIONS OF S&P INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

S&P GSCI Index is a trademark of The McGraw-Hill Companies, Inc. and has been licensed for use by Deutsche Bank AG.

DJ-UBSCISM Disclaimer

"Dow Jones®", "DJ", "UBS," "DJ-UBSCISM" are service marks of Dow Jones & Company, Inc. ("Dow Jones") and UBS AG ("UBS AG"), as the case may be, and have been licensed for use for certain purposes by Deutsche Bank AG

Any securities which Deutsche Bank AG may offer from time to time are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities LLC ("UBS Securities") or any of their subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to any securities or any member of the public regarding the advisability of investing in any securities or commodities. The only relationship of Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates to the Licensee is the licensing of certain trademarks, trade names and service marks and of the DJ-UBSCISM, which is determined, composed and calculated by Dow Jones in conjunction with UBS Securities without regard to Deutsche Bank AG or any securities. Dow Jones and UBS Securities have no obligation to take the needs of Deutsche Bank AG or the owners of any securities into consideration in determining, composing or calculating DJ-UBSCISM. None of Dow Jones, UBS AG, UBS Securities or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of any securities to be issued or in the determination or calculation of the equation by which any securities are to be converted into cash. None of Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to securities' customers, in connection with the administration, marketing or trading of any securities. Notwithstanding the foregoing, UBS AG, UBS Securities and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to any securities issued by Licensee, but which may be similar to and competitive with such securities. In addition, UBS AG, UBS Securities and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Dow Jones-UBS Commodity IndexSM and Dow Jones-UBS Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones-UBS Commodity IndexSM and any securities Deutsche Bank AG may issue from time to time.

NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO, AND NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, OWNERS OF ANY SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO. NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES,
UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, UBS SECURITIES AND DEUTSCHE BANK AG, OTHER THAN UBS AG.

"Dow Jones®", "DJ", "UBS®" "Dow Jones-UBS Commodity IndexSM" are service marks of Dow Jones & Company, Inc. and UBS AG, as the case may be, and have been licensed for use for certain purposes by Deutsche Bank. The DB Commodity Harvest – DJUBS and DB Commodity Booster – DJUBS, which is based in part on the Dow Jones-UBS Commodity Index, is not sponsored or endorsed by Dow Jones & Company, Inc. or UBS Securities LLC, but is published with their consent.

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